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                                  Exhibit 23.1
                                  ------------

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus pertaining to the Advanced
Micro Devices, Inc. 1992 Stock Incentive Plan of our reports dated January 6, 1994, with respect to the consolidated financial statements of Advanced Micro Devices, Inc. incorporated by reference in its Annual Report
(Form 10-K) for the year ended December 26, 1993 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                              ERNST & YOUNG LLP


San Jose, California
August 16, 1994